Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37867, 33-51189, 33-54347, 33-54453, 33-61561, 333-90761, 333-90823, 333-48432, 333-43702, 333-43698, 333-40578, 333-40576, 333-33070, 333-33068, 333-33064, 333-33058, 333-33066, 333-33060, 333-33072, 333-62004,
333-76670, 333-83470 and 333-127246) of Thermo Electron Corporation of our report dated February 28, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2006